FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Jonathan Doorley/Emily Deissler
Sard Verbinnen & Co
212-687-8080
VECTOR GROUP REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

MIAMI, FL, July 31, 2013 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and six months ended June 30, 2013.

Second quarter 2013 revenues were $249.1 million, compared to revenues of $276.6 million in the second quarter of 2012. The decline in revenues in 2013 was primarily due to decreased unit sales of approximately 14.0% in the 2013 period compared to the 2012 period, which was partially offset by higher pricing. The Company recorded operating income of $44.2 million in the second quarter of 2013, compared to operating income of $40.9 million in the second quarter of 2012. Net income for the 2013 second quarter was $13.5 million, or $0.15 per diluted common share, compared to $3.9 million, or $0.05 per diluted common share, in the 2012 second quarter. Adjusted EBITDA (as described below and in Table 2 attached hereto) was $46.2 million for the 2013 second quarter as compared to $44.3 million for the 2012 second quarter. The increase in Adjusted EBITDA for the three months ended June 30, 2013 as compared to the three months ended June 30, 2012 was primarily attributable to higher margins in the tobacco segment.
The results for the three months ended June 30, 2013 included non-cash interest expense related to the amortization of discount on the Company's convertible debt of $8.5 million that was offset by a pre-tax gain of $2.5 million from changes in the fair value of derivatives embedded within convertible debt and $1.3 million of pre-tax income related to the settlement of a long-standing dispute related to the Master Settlement Agreement. Adjusting for these items, second quarter 2013 Adjusted Operating Income was $42.9 million and second quarter 2013 Adjusted Net Income was $16.3 million or $0.18 per diluted share. The results for the three months ended June 30, 2012 included the acceleration of interest expense of $7.9 million related to the conversion of the Company's convertible debt, non-cash interest expense related to the amortization of discount on the Company's convertible debt of $4.0 million and pre-tax losses related changes in the fair value of derivatives embedded within convertible debt of $6.0 million. Adjusting for these items, second quarter 2012 Adjusted Operating Income was $40.9 million and second quarter 2012 Adjusted Net Income was $14.7 million or $0.17 per diluted share. The calculations of Adjusted Net Income and Adjusted Operating Income are described below and included in Tables 3 and 4 attached hereto.
For the six months ended June 30, 2013, revenues were $489.5 million, compared to $534.2 million for the first six months of 2012. The decline in revenues in 2013 was primarily due to decreased unit sales of approximately 8.4% in the 2013 six-month period compared to the 2012 period, which was partially offset by higher pricing. The Company recorded operating income of $87.3 million for the 2013 six-month period, compared to operating income of $74.4 million for the 2012 period. Net income for the 2013 six-month period was $11.8 million, or $0.13 per diluted common share, compared to net loss of $3.8 million, or $(0.05) per diluted common share, for the 2012 period. Adjusted EBITDA (as described below and in Table 2 attached hereto) was $86.9 million for the six months ended June 30, 2013 as compared to $81.3 million for the first six months of 2012. The increase in Adjusted EBITDA for the six months ended June 30, 2013 as compared to the six months ended June 30, 2012 was primarily attributable to higher margins in the tobacco segment.
The results for the six months ended June 30, 2013 included a pretax loss of $21.5 million related to the extinguishment of the Company's 11% Senior Secured Notes due 2015 and non-cash interest expense related to the amortization of discount on the Company's convertible debt of $15.8 million offset by a pre-tax gain of $5.5 million from changes in the fair value of derivatives embedded within convertible debt and $6.9 million of pre-tax income resulting from the settlement of a long-standing dispute related to the Master Settlement Agreement. Adjusting for these items, Adjusted Operating Income for the six months ended June 30, 2013 was $80.4 million and Adjusted Net Income for the six months ended June 30, 2013 was $27.4 million or $0.31 per diluted share. The results for the six months ended June 30, 2012 included the acceleration of interest expense of $7.9 million related to the conversion of the Company's convertible debt, non-cash interest expense related to the amortization of discount on the Company's convertible debt of $7.4 million and pre-tax losses related changes in the fair value of derivatives embedded within convertible debt of $27.1 million. Adjusting for these items, Adjusted Operating Income for the six months ended June 30, 2012 was $74.4 million and Adjusted Net Income for the six months ended June 30, 2012 was $22.4 million or $0.26 per diluted share.
For the three and six months ended June 30, 2013, the Company's tobacco business had revenues of $249.1 million and $489.5 million, respectively, compared to $276.6 million and $534.2 million for the three and six months ended June 30, 2012, respectively. Operating income was $48.3 million for the second quarter of 2013 and $95.5 million for the first six months of 2013, compared to $44.6 million and $82.1 million for the three and six months ended June 30, 2012. The results for the three and six months ended June 30, 2013 included pre-tax income of $1.3 million and $6.9 million related to the settlement of a long-standing dispute related to the Master Settlement Agreement. Adjusting for the pre-tax income, Adjusted Operating Income from the Company's tobacco business for the three and six months of 2013 was $46.9 million and $88.5 million, respectively, a 5% and 8% respective increase over the year ago period. The calculation of Adjusted Operating Income from the Company's tobacco business is described below and included in Table 5 attached hereto.
Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income as measures to review and assess operating performance of the Company's business and management and investors should review both the overall performance (GAAP net income) and the operating performance (Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income) of the Company's business. While management considers Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income are susceptible to varying calculations and the Company's measurement of Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income may not be comparable to those of other companies. Attached hereto as Tables 2, 3, 4 and 5 is information relating to the Company's Adjusted EBITDA, Adjusted Net Income and Adjusted Operating Income for the three and six months ended June 30, 2013, and 2012.

Conference Call to Discuss Second Quarter 2013 Results
As previously announced, the Company will host a conference call and webcast on Thursday, August 1, 2013 at 11:00 A.M. (ET) to discuss second quarter 2013 results. Investors can access the call by dialing 800-859-8150 and entering 11159758 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time before the webcast begins to register.

A replay of the call will be available shortly after the call ends on August 1, 2013 through August 15, 2013. To access the replay, dial 877-656-8905 and enter 11159758 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for 30 days.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC. Additional information concerning the company is available on the company's website, www.VectorGroupLtd.com.

[Financial Table Follows]
# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues*	$249,120	$276,594	$489,522	$534,200

Expenses:
Cost of goods sold*	180,430	211,752	353,386	411,933
Operating, selling, administrative and general expenses	24,450	23,914	48,800	47,893
Operating income	44,240	40,928	87,336	74,374

Other income (expenses):
Interest expense	(32,086)	(26,509)	(65,462)	(52,761)
Loss on extinguishment of debt	—	—	(21,458)	—
Change in fair value of derivatives embedded within convertible debt	2,450	(6,003)	5,499	(27,060)
Acceleration of interest expense related to debt conversion	—	(7,888)	—	(7,888)
Equity income from non-consolidated real estate businesses	6,804	5,232	7,285	8,095
Equity income (loss) on long-term investments	846	(1,215)	823	(1,329)
Loss (gain) on sale of investment securities available for sale	(197)	—	5,209	—
Other, net	1,471	583	2,280	515

Income (loss) before provision for income taxes	23,528	5,128	21,512	(6,054)
Income tax expense (benefit)	10,017	1,233	9,682	(2,259)

Net income (loss)	13,511	3,895	11,830	(3,795)

Less: Net income (loss) attributed to non-controlling interest	—	—	—	—

Net income (loss) attributed to Vector Group Ltd.	$13,511	$3,895	$11,830	$(3,795)

Per basic common share:

Net income (loss) applicable to common shares attributed to Vector Group Ltd.	$0.15	$0.05	$0.13	$(0.05)

Per diluted common share:

Net income (loss) applicable to common shares attributed to Vector Group Ltd.	$0.15	$0.05	$0.13	$(0.05)

Cash distributions and dividends declared per share	$0.40	$0.38	$0.80	$0.76

* Revenues and Cost of goods sold include excise taxes of $112,596, $130,967, $221,507 and $252,892, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Dollars in Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income (loss) attributed to Vector Group Ltd.	$13,511	$3,895	$11,830	$(3,795)
Interest expense	32,086	26,509	65,462	52,761
Income tax expense (benefit)	10,017	1,233	9,682	(2,259)
Depreciation and amortization	2,637	2,539	5,233	5,310
EBITDA	$58,251	$34,176	$92,207	$52,017
Change in fair value of derivatives embedded within convertible debt (a)	(2,450)	6,003	(5,499)	27,060
Equity (gain) loss on long-term investments (b)	(846)	1,215	(823)	1,329
Loss (gain) on sale of investment securities available for sale	197	—	(5,209)	—
Equity income from non-consolidated real estate businesses (c)	(6,804)	(5,232)	(7,285)	(8,095)
Loss on extinguishment of debt	—	—	21,458	—
Acceleration of interest expense related to debt conversion	—	7,888	—	7,888
Stock-based compensation expense (d)	686	808	1,255	1,618
Impact of NPM Settlement (e)	(1,345)	—	(6,947)	—
Other, net	(1,471)	(583)	(2,280)	(515)
Adjusted EBITDA	$46,218	$44,275	$86,877	$81,302

a.	Represents income or losses realized as a result of changes in the fair value of the derivatives embedded in our convertible debt.

b.	Represents income or losses recognized on long-term investments that we account for under the equity method.

c.	Represents equity income realized from our investment in certain real estate businesses that are not consolidated in our financial results.

d.	Represents amortization of certain stock-based compensation.

e.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Dollars in Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income (loss) attributed to Vector Group Ltd.	$13,511	$3,895	$11,830	$(3,795)

Acceleration of interest expense related to debt conversion	—	7,888	—	7,888
Change in fair value of derivatives embedded within convertible debt	(2,450)	6,003	(5,499)	27,060
Non-cash amortization of debt discount on convertible debt	8,464	4,004	15,812	7,441
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	21,458	—
Impact of MSA Settlement (a)	(1,345)	—	(6,947)	—
Total adjustments	4,669	17,895	24,824	42,389

Tax expense related to adjustments	(1,900)	(7,096)	(9,299)	(16,186)

Adjusted net income attributed to Vector Group Ltd.	$16,280	$14,694	$27,355	$22,408

Per diluted common share:

Adjusted net income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.17	$0.31	$0.26

a. Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Dollars in Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating income	$44,240	$40,928	$87,336	$74,374

Impact of MSA Settlement (a)	(1,345)	—	(6,947)	—
Total adjustments	(1,345)	—	(6,947)	—

Adjusted Operating Income	$42,895	$40,928	$80,389	$74,374

a. Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
FROM THE COMPANY'S TOBACCO BUSINESS
(Dollars in Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating income from tobacco business	$48,294	$44,590	$95,454	$82,105

Impact of MSA Settlement (a)	(1,345)	—	(6,947)	—
Total adjustments	(1,345)	—	(6,947)	—

Adjusted Operating Income from tobacco business	$46,949	$44,590	$88,507	$82,105

a. Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.